UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 30, 2014
Date of Earliest Event Reported: July 30, 2014

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On July 30, 2014, Vertex Energy, Inc. (the “Company”) issued a press release announcing that it had entered into a letter of intent and consulting agreement with Heartland Group Holdings LLC (“Heartland”).  The letter of intent contemplates the acquisition by the Company, for an aggregate of approximately $16.5 million in cash and stock, of substantially all of the assets of Heartland. The consulting agreement with Heartland requires the Company to perform consulting services, which include providing advice and guidance related to Heartland’s petroleum collection operations, re-refinery, the installation of new equipment at such refinery, and the implementation of operational changes at the re-refinery, to Heartland, prior to the closing of the acquisition. The objective is to eventually facilitate the integration of all of Heartland’s operations into the Company’s platform, allowing for a smooth transition upon the closing of the acquisition. The Company has also agreed to cover expenses throughout implementation of these changes and to reimburse Heartland for any operating losses recognized after July 16, 2014, subject to a cap of $500,000 if the Company decides not to move forward with the closing, and which losses are reimbursable to the Company if Heartland breaches the terms of the letter of intent.

The acquisition remains subject to due diligence, the negotiation of definitive purchase agreements, satisfaction of closing conditions, and receipt of required consents and approvals.  The parties plan to enter into definitive purchase agreements by the end of September 2014, and tentatively plan to close the acquisition, subject to the negotiated conditions of closing being met by the end of October 2014.

A copy of the press release is furnished as Exhibit 99.1 hereto.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1*	Press Release dated July 30, 2014

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: July 30, 2014	By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1*	Press Release dated July 30, 2014

* Furnished herewith.